CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Vestcom International, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report related to Vestcom International, Inc. dated February 25, 1997 (except with respect to Note 3 as to which the date is March 17, 1997) included in Vestcom International, Inc.'s Form S-1 Registration Statement File No. 333-23519 and to all references to our Firm included in this Registration Statement.


                                                  ARTHUR ANDERSEN LLP



Roseland, New Jersey
September 3, 1997